Exhibit 99.19

WEST FRASER TIMBER CO. LTD.

501-858 Beatty Street

Vancouver, British Columbia V6B 1C1

Telephone: (604) 895-2745 Fax: (604) 681-6061

April 16, 2020

Re:	Annual General Meeting of Shareholders of West Fraser Timber Co. Ltd. to be held on May 26, 2020 (the “Meeting”)

I, Christopher A. Virostek, Vice-President, Finance and Chief Financial Officer of West Fraser Timber Co. Ltd. (the “Company”), hereby certify that:

(a)

arrangements have been made to have proxy related materials for the Meeting sent in compliance with National Instrument 54-101 – Communication with Beneficial Owners of Securities of a Reporting Issuer (the “Instrument”), to all beneficial owners at least 30 days before the date fixed for the Meeting;

(b)

the record date for notice is at least 40 days before the Meeting and notification of the Meeting and record date under section 2.2 of the Instrument was given at least 3 business before the record date for notice;

(c)	arrangements have been made to carry out all of the requirements of the Instrument in addition to those described in subparagraph (a); and

(d)	the Company is relying on section 2.20 of the Instrument to abridge the time prescribed in subsections 2.1(b), 2.2(1) and 2.5(1) of the Instrument.

/s/ Christopher A. Virostek
Christopher A. Virostek
Vice-President, Finance and Chief Financial Officer